                                                                 Exhibit 10.20



------------------------------------------------------------------------------
TITLE OF DOCUMENT:

                                LEASE AGREEMENT


------------------------------------------------------------------------------
PARTIES:

LESSOR:    HAWAII BREWERY DEVELOPMENT CO., INC., A HAWAII
           CORPORATION

LESSEE:    HAWAIIAN NATURAL WATER COMPANY, INC., A HAWAII
           CORPORATION

------------------------------------------------------------------------------
PROPERTY DESCRIPTION:                           |        LIBER/PAGE:
                                                |
That certain land situate at Keaau,             |        DOCUMENT NO.
District of Puna, Island, County                |
and State of Hawaii, being Lot                  |
Numbers A-31-B and A-31-A-l,                    |
bearing TMK(s) (3)1-6-141-001; and -002         |

------------------------------------------------------------------------------


                                LEASE AGREEMENT
                                ---------------


         THIS LEASE AGREEMENT ("Lease") is made as of June 1, 2001, by and between HAWAII BREWERY DEVELOPMENT CO., INC., a Hawaii corporation, whose principal place of business and mailing address is 2592 Makiki Heights Drive, Honolulu, Hawaii 96822 ("Lessor"), and HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation, whose principal place of business and mailing address is 98-746 Kuahao Place, Pearl City, Hawaii 96782 ("Lessee").

                             W I T N E S S E T H:

         This Lease replaces and supercedes that certain Lease Agreement between Lessor and Lessee, dated October 3, 1994, and all amendments thereto, all of which are hereby cancelled and terminated and of no further force or effect.

                              AGREEMENT TO LEASE:

         Lessor demises and leases, and Lessee does hereby accept to rent under the terms and conditions being agreed to in this Lease, the following:

         That certain real property (hereinafter "Property") situated in Keaau, Puna, Hawaii, described in Exhibit "A" attached hereto, together with all buildings and other improvements located thereon, the water well located thereon (hereinafter "Well") and the appurtenant pumping equipment more particularly described in Exhibit "B" attached hereto and by this reference made a part hereof (hereinafter "Equipment").

         Together with non-exclusive easements of ingress and egress to a public road, and for utility purposes, over, under and upon the following:

         Lot A-31-A-3 as shown on Land Court Map 134;
         Lot 1092-K-1, area 1.133 acres, as shown on Map 224;
         Lot 1092-U, area 2.876 acres, as shown on Map 81; and Lot 1150-B-1, area 0.428 acre, as shown on Map 457,

all filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii (the "Land Court") with Land Court Application No. 1053 (amended) of W.H. Shipman, Limited.

         The Property, Well and Equipment and the foregoing easements hereafter collectively referred to as the "Premises".

                                   TERMS:
                                   ------

         1.       Lease Term:
                  ----------

                  The Lease term (the "Term") shall commence on the date of this Lease and end at midnight on September 30th, 2044. Lessee shall have an option to extend the term of this Lease for an additional fifty (50) years under the same terms and conditions (except for duration) as set forth herein (the "Extension Option"). Lessee may exercise the Extension Option by delivering written notice (the "Extension Option Notice") of its election to exercise the Extension Option. Not later than six (6) months prior to the expiration of the Term, Lessor will deliver to Lessee written notice ("Lessor's Lease Notice") that the Extension Option will expire if not exercised on or before that date which is three (3) months prior to the expiration of the Term. Lessee's right to exercise the Extension Option will expire if not exercised on or before the date which is three (3) months prior to the expiration of the Term; provided, however, that if Lessor fails to deliver the Lessor's Lease Notice on or before that date which is six (6) months prior to the expiration of the Term, then Lessee's right to exercise the Extension Option shall not expire until that date which is ninety (90) days after Lessor's delivery of Lessor's Lease Notice. If Lessee exercises the Extension Option, the Term shall end at midnight on September 30th, 2094.

         2.       Quiet Enjoyment:
                  ---------------

                  Lessor promises Lessee that upon payment by Lessee of the rent required and performance by Lessee of its obligations under this Lease, that Lessee shall peaceably hold and enjoy the Premises for the Term without hindrance or interruption by Lessor or any other person or persons lawfully claiming by, through or under Lessor.

         3.       Payment of Rent and Gross Excise Tax:
                  ------------------------------------

                  A. During the Term, Lessee shall pay Lessor as consideration for this Lease, at Lessor's principal place of business in Honolulu, Hawaii, in lawful money of the United States of America, an amount, payable on the first day of each and every month, equal to the Base Rent

(as hereinafter defined), plus an additional amount (the "Additional Rent"),
                          ----
payable on a quarterly basis as provided below, equal to the excess, if any, of (A) two percent (2%) of Lessee's Net Sales (as hereinafter defined) for the fiscal quarter ended immediately prior to the date of determination (the "Prior Quarter"), over (B) the aggregate Base Rent payable during the Prior Quarter. For purposes hereof, (A) Base Rent means $5569.00 per month through September 30, 2004, adjusted on October 1, 2004 and every five years thereafter (an "Adjustment Year") based upon the change in the Consumer Price Index in Hawaii as it existed on the third to last month before the Adjustment Year compared to the Consumer Price Index in Hawaii as it existed in July, 1999, and (B) Net Sales for any given Prior Quarter means Lessee's net sales for such Prior Quarter as set forth in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") for such Prior Quarter or, if Lessee is not then obligated to file Quarterly Reports with the SEC, as set forth in Lessee's financial statements for such Prior Quarter, determined in accordance with generally accepted accounting principles, less the aggregate amount of (A) any such net sales which have
            ----
been written off or reserved against as bad debts, (B) any sales or general excise taxes included therein, and (C) any sales included therein which were made by Lessee from a business operation, enterprise or location other than upon the Property. Additional Rent with respect to any given Prior Quarter shall be payable as soon as practicable after the Net Sales with respect thereto have been determined, but in no event later than forty-five (45) days following the end of such Prior Quarter.

                  B. To measure additional rent required hereby, Lessee shall provide Lessor with sales invoices of product sold and such other records as Lessor may reasonably request, all of which sales invoices and other records Lessor shall keep strictly confidential.

                  C. On all Base Rent and Additional Rent, Lessee shall pay to Lessor the amount of the Hawaii General Excise Tax due on said payments.

                  D. Lessee shall, also, pay interest of one percent (1%) per month on all Base Rent or Additional Rent which are not paid on or before their due dates.

         4.       Payment of Charges and Taxes:
                  ----------------------------

                  During the Term, Lessee will pay directly, before the same become delinquent, all assessments and taxes levied on the Property and the costs of all utilities and services consumed or used by Lessee on the Property. Assessments and taxes for the first and last years of the Term shall be prorated between Lessor and Lessee. Notwithstanding the foregoing, Lessor shall pay the full amount of any conveyance tax due in connection with this Lease.

         5.       Use:
                  ----

                  A. Lessee may use the Premises for the extraction of water from the Well (and any subsequent well as hereinafter provided) into bulk containers for transportation and shipment to other sites and in addition may engage in the processing, bottling, packaging and wholesale sales of the water. Lessee may conduct all activities as are reasonably required or desired to carry on the permitted use, such as, but not necessarily limited to, the repair, maintenance and operation of the Well and Equipment, and the storage of trucks and bulk containers; provided, however, that all such activities shall be consistent with and permitted by applicable law for the Property. In the event that the permitted use or the activities engaged in by Lessee to conduct such permitted use shall be enjoined or prohibited due to non-compliance with zoning ordinances, land use classifications, permits or approvals, or other applicable governmental regulations, Lessee may in its sole discretion, terminate this Lease by written notice to Lessor. In addition to Lessor's obligations under Paragraph 29 of this Lease, Lessor shall cooperate with Lessee to obtain a change of zone, a special permit, or such other governmental authorization as would allow Lessee to engage in or continue the use permitted by this Lease; provided, however, that except as set forth in Paragraph 29 of this Lease, said documents shall not obligate Lessor to perform any of the covenants therein undertaken by Lessee, or to warrant or confirm the truth or accuracy of the representations made therein by Lessee.

                  B. Lessor agrees that should the existing Well become unusable or should the Well generate insufficient quantities of water to satisfy the needs of Lessee for such water, and Lessee desires to drill a second well, then Lessee shall be allowed to do so. Lessee shall not be charged any additional Base Rent with respect to said second well but shall pay the same Additional Rent for the extraction of water therefrom.

                  C. In the event that the Property or any part thereof is subdivided or subjected to a condominium property regime, as hereinafter provided, and either Lessor or Lessee shall propose a use that shall result in the county or other governmental authority requiring improvements to common roadways, utilities, or other amenities serving both Lessor's and Lessee's property, the cost of such improvements shall be borne by the party proposing such use, regardless of any benefit to the other party that such improvement may cause.

         6.       Joint Use
                  ---------

                  Lessor shall be entitled to extract water from the Well to meet its requirements for the brewing of beer or the manufacture of beverages other than natural water, but only to the extent that such activity by Lessor does not interfere with, restrict or limit Lessee's business as currently conducted or as it may be reasonably expected to expand in the future (based upon plans or other evidence), provided that Lessor shall not be entitled to use water from the Well or any other well located on the Property for irrigation, cleaning or purposes other than beverage production as described above and provided, further, that in no event shall Lessor be entitled to more than fifty percent (50%) of water production from the Well. Lessor shall meter its water extraction and Lessee shall not be liable to Lessor for any Additional Rent with respect to water pumped for Lessor's use. At the end of each calendar year, Lessor shall pay Lessee its pro rata share of the utility, maintenance, repair and replacement costs for the Equipment, which shall be based upon the ratio which Lessor's gallonage bears to the total gallonage pumped from the Well by Lessor and Lessee that year.

         7.       Maintenance and Repair of Premises:
                  ----------------------------------

                  Except as otherwise provided in this Lease, Lessee will, at its own expense, during the whole of the Term, make, build, maintain and repair all improvements, including, but not limited to, sewers, drains, pavements and parking areas which now exist, or are later built by Lessee or which may be required by law to be made, built, maintained and repaired upon the

Property or any part of it. In addition, Lessee shall operate, maintain, repair and replace, if necessary, the Equipment, at Lessee's sole expense. Lessee shall be entitled to the benefit of any warranty relating to the Equipment as may be available or provided to Lessor.

         8.       Additions and Alterations:
                  -------------------------

                  Lessee may make and construct improvements, alterations and additions on and to the Premises, but only in compliance with all applicable laws, ordinances and governmental regulations.

         9.       Observance of Laws:
                  ------------------

                  Except as otherwise provided in this Lease, Lessee will, at all times during this Lease, keep the Property and any improvements on it in good order and in a sanitary condition and observe, abide by, and perform all laws, ordinances, rules and regulations applicable to the Premises, now or hereafter made by governmental authority.

         10.      Prohibition Against Strip or Waste:
                  ----------------------------------
                  Lessee will not commit or permit any strip or waste or unlawful, improper or offensive use of the Premises including the pollution of the Well by irresponsible surface use or grossly negligent maintenance of the Well.

         11.      Assignment, Mortgage or Sublease:
                  --------------------------------

                  Lessee may not, without the prior written consent of Lessor, which consent (except as hereinafter provided) shall not be unreasonably withheld, delayed or conditioned, mortgage or otherwise encumber Lessee's leasehold interest in the Premises, nor assign or sublet or part with possession of the whole or any part of the Premises and any attempt to do so without the required approval shall be void and Lessee will be in default under this Lease.

                  Notwithstanding the foregoing, Lessor acknowledges and agrees that Lessee may merge into a wholly-owned subsidiary of AMCON Distributing Company and that the surviving or resulting company shall be the lessee under this Lease without same violating the foregoing prohibition. In addition, Lessor hereby agrees and consents that Lessee may mortgage and pledge its leasehold interest in the Premises to AMCON Distributing Company without obtaining any further consent from Lessor.

                  It is understood between Lessor and Lessee that Lessor has entered into this Lease for the primary purpose of allowing Lessee to use the Premises for the permitted use described in Paragraph 5 herein. If Lessee should propose to assign or sublet in whole or part the Premises for a use unrelated to that described in Paragraph 5, Lessor may arbitrarily withhold its consent to the assignment or sublease.

         12.      Indemnification:
                  ---------------

                  Except as provided in Paragraph 29 of this Lease, Lessee will save, indemnify and hold harmless Lessor from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy of said Premises by Lessee or any person claiming by, through or under Lessee, except as caused by the Lessor's negligence or willful misconduct and Lessee will reimburse Lessor for all its costs and expenses, including reasonable attorney's fees, incurred in connection with the defense of any such claims.

         13.      Surrender of Premises and Who Owns Improvements:
                  -----------------------------------------------

                  At the end of the Term or upon sooner termination of this Lease by mutual consent, Lessee will peaceably deliver up to Lessor possession of the Premises, including all improvements, fixtures, buildings and other structures placed upon the Premises by Lessor and paid for by Lessor. Lessee shall be entitled, but not obligated, to remove any improvements, alterations, additions or trade fixtures installed or constructed upon the Premises by Lessee provided that Lessee do so prior to the end of the Term and that Lessee shall repair all damages caused by the removal.

         14.      Liability Insurance:
                  -------------------

                  Lessee shall obtain and keep in effect and maintain at Lessee's own expense during the Term a policy or policies of comprehensive general liability insurance with respect to the Premises with a responsible insurance company in the sum of not less than Two Million and no/100 Dollars ($2,000,000.00) coverage for personal injury and death and Five Hundred Thousand and no/100 Dollars ($500,000.00) coverage for property damage, which policy or policies shall name Lessor as an additional insured. Should Lessee fail to procure and/or maintain such insurance, Lessor shall have the right to so procure and/or maintain such policy or policies, and charge Lessee the amount of the premiums paid for it. Lessee shall provide proof of coverage within fifteen (15) days of execution of this Lease together with a statement from the insurer that Lessor will be notified if the policy is canceled.

         15.      Casualty Insurance:
                  ------------------

                  Lessee shall obtain and keep in effect and maintain at Lessee's own expense during the Term a policy or policies of "all-risk" casualty or hazard insurance with a responsible insurance company in the sum of the replacement cost of the Equipment and all buildings and other insurable improvements on the Property, which policy or policies shall name Lessor as an additional insured. Should Lessee fail to procure and/or maintain such insurance, Lessor shall have the right to so procure and/or maintain such policy or policies, and charge Lessee the amount of the premiums paid for it.

                  In the event of damage or destruction that renders the Premises untenantable or otherwise unfit for Lessee reasonably to continue the operation of its business thereon for the permitted use, Lessee shall have the option to terminate this Lease effective as of the date of such damage or destruction, by written notice to Lessor within forty-five (45) days after such damage or destruction, in which case the insurance proceeds shall be assigned and paid to Lessor. In the event of lesser damage, or in the event that Lessee elects not to terminate this Lease due to major damage or destruction as provided in the previous sentence, this Lease shall continue in full force and effect, without any abatement of rent, Lessee shall repair, restore or rebuild the Premises to a condition at least as good as existed immediately prior to the casualty, and all insurance proceeds shall be assigned and paid to Lessee.

         16.      Liens:
                  -----

                  Lessee promises at all times to keep the Premises free from any mechanic's or materialmen's liens or any other encumbrance caused by acts or omissions of the Lessee or those claiming under the Lessee.

         17.      Condemnation:
                  ------------

                  In the event of condemnation of the Premises or any part hereof, then this Lease shall cease as to the part so condemned. Lessee shall not be entitled to any adjustment of the Base Rent or of the Additional Rent as a result of the condemnation. Lessee's sole recourse shall be to cancel the Lease. If the remainder of the Premises is not financially practical to use for the same or similar purposes or if the condemnation causes a material adverse effect on Lessee's business operation, either of which as determined by Lessee in its sole discretion, then this Lease may be cancelled by Lessee upon thirty (30) days notice to Lessor. All proceeds from a condemnation shall be payable and belong to Lessor. All proceeds will be presumed to be payments for the Lessor's interest except for any sums which Lessee may be able to prove are exclusively for property interests of the Lessee under the Lease. If Lessee does not cancel this Lease, Lessor shall restore the Premises as nearly as practicable and legally permissible to the condition that existed immediately prior to the condemnation taking.

         18.      Waiver:
                  ------

                  The acceptance of rent by Lessor shall never be considered a waiver of any breach by Lessee of any of Lessee's duties under this Lease no matter when the breach occurred. Lessor shall never lose by accepting rent any rights it might otherwise have had against Lessee.

         19.      Default:
                  -------

                  If Lessee shall: fail to observe or perform any of the covenants and agreements contained in this Lease, or fail to pay the rent when the same shall fall due and payable, and either of such failures continues for thirty (30) days after written notice thereof from Lessor, or abandon said Premises, or suffer this Lease or any interest hereunder to be taken under any writ of attachment or execution, then upon any one of those events, Lessor may at once enter into and retake possession of the Premises and any improvements thereon, or any part thereof and at its option terminate this Lease. Provided however, and notwithstanding the foregoing, if the default cannot reasonably be cured within such thirty (30) days, Lessee shall be allowed such longer time to cure the default as may reasonably be required, provided that Lessee commences the cure within such thirty (30) days.

                  Even after evicting Lessee and taking possession, Lessor shall still have any other remedy or right of action which the law and this Lease allows to the Lessor.

         20.      Disclaimer of Warranty:
                  ----------------------

                  Lessor does not guarantee or warrant the quality or suitability of the water for Lessee's purposes. If, however, the water quality, supply or amount should be or become unsuitable or insufficient for Lessee's purpose, without fault on the part of Lessee, then in that event, Lessee shall have the right to cancel this Lease upon written notice sixty
(60) days in advance.

         21.      Notices:
                  -------

                  All notices, approvals, waivers, consents, demands, requests and declarations (hereafter called "notices") given or required to be given by either party hereto to the other party shall be in writing. All notices shall be deemed to have been properly given if delivered in person or if sent by United States registered or certified mail, postage prepaid, addressed to the intended recipient (i.e., Lessor or Lessee, as the case may be) at its respective address set forth at the beginning of this Lease, or to such other address as the respective party may from time to time designate by written notice to the other party, given as herein required. Notices mailed in the manner aforesaid shall be deemed given when deposited in any United States post office or branch post office, and notices given in any other manner shall be deemed given when actually received.

         22.      Payment of Attorney's Fees and Costs:
                  ------------------------------------

                  If either of the parties hereto becomes liable for attorneys' fees or other expenses to obtain enforcement of the provisions of this Lease, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable attorneys' fees.

         23.      Successors:
                  ----------

                  All of the covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Lessor and Lessee and their respective successors and assigns.

         24.      Entire Agreement:
                  ----------------

                  This Lease contains all of the terms, covenants, conditions, stipulations, agreements and provisions agreed upon between the parties and this Lease supersedes and cancels each and every other agreement, promise and/or negotiation between the parties; no employee, agent or representative of Lessor or of Lessee has authority to change, modify or alter the terms of this Lease, except by mutual agreement, in writing, executed by the duly authorized persons, agents or officers of the parties.

         25.      Arbitration:
                  -----------

                  If at any time during the term of this Lease, any dispute, difference or questions shall arise between the parties hereto regarding this Lease, then such dispute, difference or question shall at the desire of either party be submitted to and determined by arbitration. Arbitration shall be in accordance with the provisions contained herein and in accordance with the arbitration rules set forth in Chapter 658 of the Hawaii Revised Statutes, as amended (or its successor law) ("Rules"); provided, however, that notwithstanding any provisions of such Rules, the parties shall have the right to take depositions and obtain discovery regarding the subject matter of the arbitration, as provided in the law of the State of Hawaii. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitrators shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder, including but not limited to whether or not any such controversy, claim or dispute is subject to the arbitration provisions contained herein. The arbitration proceedings provided hereunder are hereby declared to be self-executing, and it shall not be necessary to petition a court to compel arbitration. All arbitration proceedings shall be held in Honolulu, Hawaii.

                  Notice of the demand for arbitration shall be filed in writing with the other party to this agreement. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

                  If the parties can agree upon one person to arbitrate the dispute, then that person shall proceed to determine the matter in question and his decision shall be final, conclusive and binding upon all parties, unless it shall be vacated, modified or corrected as provided by Chapter 658, Hawaii Revised Statutes. If the parties cannot agree upon one person to serve as the sole arbitrator, then the matter shall be determined by three
(3) arbitrators, in the manner provided by Chapter 658, Hawaii Revised Statutes, as the same now is or may from time to time be amended, in which case either party may give to the other written notice of the appointment of an arbitrator, whereupon the other party within ten (10) days after the receipt of such notice shall name a second arbitrator, and in case of failure to do so the arbitrator already appointed shall name such second arbitrator and the two (2) arbitrators so appointed (in either manner) shall select and appoint the third arbitrator. In the event that any two arbitrators so appointed shall fail to appoint a third arbitrator within ten
(10) days after the naming of the second arbitrator, either party may have the third arbitrator selected or appointed by the person being the Senior Judge of the Circuit Court of the First Circuit, State of Hawaii, holding office at that time, and the three arbitrators so appointed shall thereupon proceed to determine the matter in question, disagreement or difference, and the decision of any two of them (including the disposition of the costs of arbitration) shall be final, conclusive and binding upon all parties, unless the same shall be vacated, modified or corrected as by said statute provided. The arbitrators shall have all the powers and duties prescribed by said statute and judgment may be entered upon any such award by the Circuit Court of the First Judicial Circuit as provided in said statute.

         26.      Severability:
                  ------------

                  If any term, covenant or condition of this Lease or the application of any part of this Lease to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected unless the portion of the Lease which is invalid is so fundamental that enforcement of the remainder is impractical.

         27.      Lease Consents:
                  --------------

                  Except as otherwise provided herein, whenever the consent of Lessor or Lessee is required by this Lease, neither party shall unreasonably withhold its consent nor shall it charge the other party for such consent.

         28.      Governing Law:
                  -------------

                  This Lease shall be construed and enforced in accordance with the law of the State of Hawaii. Any court action regarding this Lease shall be brought in a state or federal court in Hawaii.

         29.      Permits:
                  -------

                  Lessor hereby represents and warrants to Lessee that, except with regard to a pump installation permit and a well construction permit required by the State of Hawaii Commission on Water Resource Management, Lessor has obtained all governmental permits, approvals, licenses, and authorizations required for the use, construction and operation of Lessee's business on the Premises as built (the "Governmental Permits"), including but not limited to special permits, plan approvals, water permits, septic tank permits, building permits, electrical permits, and plumbing permits, and that, except as set forth below in this Paragraph, the Governmental Permits are valid and in full force and effect. Lessor shall assign to Lessee all of Lessor's right, title, and interest in and to such Governmental Permits susceptible of assignment as Lessee may in writing request for the term of this Lease. In the event of such assignment, Lessor shall use its best efforts to obtain any necessary consents to such assignments from all applicable authorities. To the extent that any necessary consent may not be or has not been obtained, or any of the Governmental Permits may not validly and lawfully be assigned, Lessee shall be deemed, at a minimum to have a beneficial interest in such Governmental Permit.

                  Lessor and Lessee acknowledge that a pump installation permit and a well construction permit for the Well and appurtenant equipment and structures have not been issued by the State of Hawaii. At Lessor's cost and expense, Lessor shall proceed to work with all state and county authorities to resolve and satisfy any ambiguities and unsatisfied conditions to approval of Special Permit No. 842 issued by the Hawaii County Planning Department, and to obtain all permits and other entitlements necessary for Lessee's use of the Premises, including Final Plan Approval (if necessary) and any certificates of use or water, well or pump permits (including the pump installation permit and the well construction permit for the Well and appurtenant equipment and structures) (collectively, the "Permit Issues"). Lessor agrees that any certificate of use or other permit for use or extraction of water from the Premises shall be issued in Lessee's name.

                  In the event Lessor shall default in its obligation to proceed to work with all state and county authorities as set forth in the previous paragraph, and such default shall continue for thirty (30) days after written notice thereof has been given to Lessor, Lessee, at Lessor's cost and expense, may proceed to work with such state and county authorities as set forth in the previous paragraph. In such event, Lessor shall, within ten (10) business days after receipt of invoices therefore, pay directly to Lessee all costs and expenses (including reasonable attorneys', surveyors', engineers', and other consultants' fees) related to the Permit Issues ("Costs"). If Lessor shall fail to pay such Costs within such ten (10) business days, Lessee shall have the right to offset such Costs from Base Rent and Additional Rent payable to Lessor under this Lease. The provisions of this Paragraph shall supersede any contrary provisions, terms, or paragraphs in this Lease.

                  Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any and all claims, costs, liabilities, expenses (including reasonable attorneys' and other consultants' fees), damages, judgments, awards, fines, penalties, fees, interest, and other amounts that Lessee may incur or be held responsible for, related to or arising out of any Governmental Permits, the failure to comply with any conditions or other requirements related to such permits, the violation of such permits, and the failure to obtain any necessary permits or other entitlements. In addition, Lessee shall have the right, but not the obligation, to pay directly to the levying authority any amounts, fees, penalties, fines, or payments that may be due, and to offset such amounts against rent or other amounts that Lessee owes or may hereafter owe to Lessor under this Lease.

                  At such time as the Permit Issues are resolved to Lessee's reasonable satisfaction, Lessor shall provide to Lessee written evidence (in the form of a valid permit and a letter from the appropriate governmental authority confirming a permit's validity and the absence of any outstanding conditions to validity of such permit) reasonably satisfactory to Lessee that all Governmental Permits then required for Lessee's use of the Premises have been obtained and are in full force and effect without violation or outstanding conditions (the "Evidence"). From and after the date that Lessee receives the Evidence, Lessee agrees to indemnify, defend, and hold harmless Lessor from and against all claims, costs, liabilities, expenses (including reasonable attorneys' and other consultants' fees), damages, judgments, awards, fines, penalties, fees, interest, and other amounts that Lessor may incur or be held responsible for, related to or arising out of any Governmental Permits after the date that Lessee receives the Evidence, and the violation of such permits by Lessee.

         30.      Amendments to Lease:
                  -------------------

                  A.       The Lot 2 Lease. Lessor is in the process of
                           ---------------
consolidating and resubdividing the Property into two new lots, Lot 1, consisting of approximately 6.505 acres, and Lot 2, consisting of approximately 14.587 acres, as shown on map dated August 20, 1996, prepared by Donald C. McIntosh for Hawaii Brewery Development Co. Inc. When such consolidation and resubdivision are completed and approved by the Land Court, as evidenced by a Land Court Order approving the same, Lessor and Lessee agree to amend this Lease so that the definition of "Property" shall include only Lot 2 (the "Lot 2 Lease"). The Lot 2 Lease amendment shall be recorded in the Land Court.

                  In addition to changing the definition of "Property," the Lot 2 Lease shall include such changes as are necessary to provide for legal and actual access and utilities as described below, such other changes as may be reasonably necessary to describe the Premises, and such other changes, if any, as may be reasonably necessary due to changing the Property being leased, provided that none of such changes shall, alone or together, have any material adverse effect on (i) the legally permitted use of water obtained from the Property, or wells thereon, or the extraction, bottling, storage or shipment of such water, (ii) the economic benefits to Lessee of each of the foregoing, or (iii) the cost or expense related to payment of Rent or expenses under this Lease. Until execution of the Lot 2 Lease, this Lease shall continue and remain in full force and effect.

                  Conditions precedent to Lessee's obligation to execute the Lot 2 Lease are: (i) confirmation to Lessee's reasonable satisfaction that Lot 2 and Lessee have legal and actual access from Lot 2 to a public road;
(ii) Lessor's representation, warranty, and written proof, reasonably acceptable to Lessee, that all improvements and the Well used by Lessee are wholly located and situate on Lot 2 without encroachment onto any other property or into any setback area, and Lessor's agreement to indemnify
Lessee from any liability related to any such encroachments or, if such encroachments exist, delivery by Lessor to Lessee of encroachment agreements and variances reasonably acceptable to Lessee, permitting such encroachments to continue; (iii) confirmation to Lessee's reasonable satisfaction that Lot 2 and Lessee shall have legal and actual access to all existing utilities, lines, and services; (iv) Lessee shall have received a commitment from a title insurer of its choice to issue an ALTA title policy or endorsement to an existing title policy, confirming that Lot 2 is a legally subdivided lot and insuring Lessee's interest in the Property, and (v) all costs of satisfying these conditions to the Lot 2 Lease, including any conditions imposed by the county or other governmental authority in connection with any approvals, shall be borne by Lessor and paid in full. Until the foregoing conditions are satisfied, this Lease shall not be amended as provided in this Paragraph.

                  B.       The Divided Lot 2 Lease. In the event that during
                           -----------------------
the term of the Lot 2 Lease, Lessor wishes to have returned to it approximately one-half of the Property (Lot 2), then Lessor shall have the right to either (i) subdivide Lot 2 into two lots; or (ii) submit Lot 2 to a condominium property regime (which subdivision or submission shall be individually or collectively referred to as the "Division"). In either case, the Division shall result in one lot or one condominium apartment and appurtenant limited common element (as applicable) that includes the property that Lessee requires for its operations and future plans as reasonably determined by Lessee (the "Lessee's Portion of Lot 2"), and another lot or condominium apartment and appurtenant limited common element (as applicable) that includes the remainder of Lot 2 (the "Lessor's Portion of Lot 2"). Upon such Division and satisfaction of the applicable conditions precedent to such Division as set forth below, Lessor and Lessee shall amend the Lot 2 Lease so that the definition of "Property" shall include only Lessee's Portion of Lot 2 (the "Divided Lot 2 Lease"). The Divided Lot 2 Lease amendment shall be recorded in the Land Court.

                  In addition to changing the definition of "Property," the Divided Lot 2 Lease shall include such changes as are necessary to provide for legal and actual access and utilities as described below, such other changes as may be reasonably necessary to describe the Premises, and such other changes, if any, as may be reasonably necessary due to changing the Property being leased, provided that none of such changes shall, alone or together, have any material adverse effect on (i) the legally permitted use of water obtained from the Premises, or wells thereon, or the extraction, bottling, storage or shipment of such water, (ii) the economic benefits to Lessee of each of the foregoing, or (iii) the cost or expense related to payment of Rent or expenses under this Lease. Until execution of the Divided Lot 2 Lease, the Lot 2 Lease shall continue and remain in full force and effect.

                  In the event Lessor chooses to submit Lot 2 to a condominium property regime as the Division, the conditions precedent to Lessee's obligation to execute the Divided Lot 2 Lease are (i) the resulting condominium project and Lessee's interest therein are legally created, valid, and are not in violation of subdivision or other laws, rules, ordinances, codes, or regulations; (ii) Lessee shall have received a commitment from a title insurer of its choice to issue an ALTA title policy or endorsement to an existing title policy, containing such insurer's condominium and subdivision endorsements as shall be reasonably acceptable to Lessee, and insuring Lessee's interest in the Property; (iii) Lessee and Lessor shall each have a fifty percent (50%) membership on the board of directors and the association of apartment owners of the condominium project; (iv) all utilities shall be separately metered and paid by the respective apartment owners/lessees (as applicable), and despite any party's resulting common interest in the project, improvements to any common elements of the project shall be paid in accordance with Paragraph 5C of this Lease, which provision shall be set forth (revised as necessary) in the Declaration for the project; (v) all insurance premiums shall be paid by Lessor and Lessee, respectively, as to its own apartment and appurtenant limited common elements and naming the association of apartment owners as an additional insured, except that if Chapter 514A of the Hawaii Revised Statutes shall require the association of apartment owners to carry and maintain such insurance, premiums shall be apportioned in accordance with the amounts Lessor and Lessee, respectively, would have paid in the absence of an association for their respective use or intended uses, as determined by the insurance company that provides coverage to the association; (vi) Lessor shall be responsible for and shall have paid all costs, expenses (including reasonable attorneys' fees), consultants', surveyors', engineers', and other fees and costs of both Lessor and Lessee incurred in the submission of Lot 2 to a condominium property regime, including but not limited to any fees, costs, or expenses that Lessee may incur in retaining consultants to verify the work of Lessor or Lessor's consultants, and to prepare and negotiate terms and conditions of documents, applications, and permits with Lessor or appropriate governmental authority; (vii) Lessor's representation, warranty, and written proof, reasonably acceptable to Lessee, that all improvements and the Well used by Lessee are wholly located and situate on Lessee's Portion of Lot 2 without encroachment onto any other property or into any setback area, and Lessor's agreement to indemnify Lessee from any liability related to any such encroachments or, if such encroachments exist, delivery by Lessor to Lessee of encroachment agreements and variances reasonably acceptable to Lessee, permitting such encroachments to continue; (viii) confirmation to Lessee's reasonable satisfaction that Lessee's Portion of Lot 2 and Lessee shall have legal and actual access to all existing utilities, lines, and services. Until the foregoing conditions are satisfied, this Lease shall not be amended as provided in this Paragraph.

                  In the event Lessor chooses to subdivide Lot 2 as the Division, the conditions precedent to Lessee's obligation to execute the Divided Lot 2 Lease are (i) confirmation to Lessee's reasonable satisfaction that Lessee's Portion of Lot 2 and Lessee have legal and actual access from Lessee's Portion of Lot 2 to a public road; (ii) Lessor's representation, warranty, and written proof, reasonably acceptable to Lessee, that all improvements and the Well used by Lessee are wholly located and situate on Lessee's Portion of Lot 2 without encroachment onto any other property or into any setback area, and Lessor's agreement to indemnify Lessee from any liability related to any such encroachments or, if such encroachments exist, delivery by Lessor to Lessee of encroachment agreements and variances reasonably acceptable to Lessee, permitting such encroachments to continue;
(iii) confirmation to Lessee's reasonable satisfaction that Lessee's Portion of Lot 2 and Lessee have legal and actual access to all then-existing utilities, lines, and services; (iv) Lessee shall have received a commitment from a title insurer of its choice to issue an ALTA title policy or endorsement to an existing title policy, confirming that Lessee's Portion of Lot 2 is a legally subdivided lot and insuring Lessee's interest in the Property, and (v) all costs of satisfying these conditions to the Divided Lot 2 Lease, including any conditions imposed by the county or other governmental authority in connection with any approvals and including Lessee's reasonable costs and expenses (including reasonable attorney's and consultants' fees) incurred in reviewing and approving such subdivision shall be borne by Lessor and paid in full. Until the foregoing conditions are satisfied, this Lease shall not be amended as provided in this Paragraph.

                  In the event of either Division described above, Lessor shall not at any time submit any plans, applications, requests, documents, maps, or surveys to any governmental authority without first obtaining the prior written approval of Lessee. Lessor shall at all times confer and cooperate with Lessee, and shall keep Lessee informed of all actions, applications, and plans related to the Division. Lessor shall bear all costs, expenses, fees, and amounts (including reasonable attorneys' and consultants' fees) related to either Division, and payment in full of such amounts shall be a condition precedent to Lessee's obligation to execute the Divided Lot 2 Lease.

                  Lessor and Lessee agree that they shall work in good faith with relevant government authorities to determine whether the Special Permit No. 842 issued by the Hawaii County Planning Department will accommodate any use proposed by the Lessor for the Lessor's portion of Lot 2. If Special Permit No. 842 cannot accommodate the proposed use by Lessor, Lessor shall obtain another special permit, at its sole cost and expense, for its intended use. Lessor and Lessee shall covenant to one another in the Divided Lot 2 Lease that they shall not use nor permit Lot 2 to be used in a manner that violates or would cause default of any provisions of any of the Governmental Permits.

         31.      Lessor's Representations and Warranties.
                  ---------------------------------------

                  Lessor hereby represents and warrants to Lessee that:

                  A. The Property consists of one or more legally subdivided lots;

                  B. Lessor has provided Lessee with legal and actual access from the Property to a public road, as well as any and all reasonably necessary easements for the utilities that service the Property;

                  C. Lessor is the owner in fee simple of the Property, and has not encumbered, pledged, or mortgaged the Property, and there are no liens for unpaid assessments, real property taxes, mechanic's, or materialmen's liens or other claims encumbering the Property;

                  D. There are no encroachments by the existing improvements on any other adjacent parcels of land, nor are there any encroachments by any improvements into any setback areas; and

                  E. Lessor is not aware of any pending or threatened condemnation, eminent domain, or other similar action by governmental authority, nor is Lessor aware of any pending or threatened litigation related to the Premises.

                  Lessor shall indemnify, defend, and hold harmless Lessee for any damages, costs, expenses, fees (including reasonable attorneys' fees), awards, judgments, or other amounts that Lessee may incur or be liable for, in the event that any of Lessor's representations and warranties as set forth in this Lease is untrue.

         32.      Hazardous Waste:
                  ---------------

                  Lessor hereby warrants and represents that as of the date of this Lease, Lessor has no knowledge of, has received no notice of, and has no reason to suspect that there may be Hazardous Materials on the Premises in violation of Hazardous Materials Laws (as those terms are defined below).

                  "Hazardous Materials Laws" are defined as all federal, state and local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, within, under or about the Premises or any improvements thereon, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource
------
Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq., the Hazardous Materials
                                           ------
Transportation Act, 49 U.S.C. App. Section 1801 et seq., the Federal Water
                                                ------
Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.
Section 1251 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C.
             ------
Section 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C.
             ------
Sections 2601 through 2629, the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., the Oil Pollution Act of
                                           ------
1990, Sections 33 U.S.C. Section 2701 et seq., the Emergency Planning and
                                      ------
Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the
                                                             ------
National Environmental Policy Act of 1969, 42 U.S.C. Section 4321 et seq.,
                                                                  ------
the Federal Insecticide, Fungicide and Rodenticide Act of 1947, as amended, 15 U.S.C. Section 136 et seq., the Medical Waste Tracking Act of 1988, 42
                      ------
U.S.C. Section 6992, and Hawaii laws regarding Management and Disposal of Infectious Waste, H.R.S. Section 321-21, Solid Waste, H.R.S. Chapter 340A, Safe Drinking Water, H.R.S. Chapter 340E, Air Pollution,

H.R.S. Chapter 342B, Ozone Layer Protection, H.R.S. Chapter 342C, Water Pollution, H.R.S. Chapter 342D, Noise Pollution, H.R.S. Chapter 342F, Solid Waste Pollution, H.R.S. Chapter 342H, Lead Battery Recycling, H.R.S. Chapter 342I, Hazardous Waste, H.R.S. Chapter 342J, Underground Storage Tanks, H.R.S. Chapter 342L, Used Oil Transport, Recycling and Disposal, H.R.S. Chapter 342N, Asbestos, H.R.S. Chapter 342P, and the Hawaii Environmental Response Law, H.R.S. Chapter 128D, and any similar federal, state or local laws or ordinances and the regulations promulgated pursuant thereto.

                  As used herein, the term "Hazardous Materials" means any toxic or hazardous substance, material or waste which is or becomes regulated by any local governmental authority, the State of Hawaii or the United States of America. The term includes, without limitation, any material or substance which is (i) petroleum or petroleum products, (ii) asbestos, (iii) designated as a "hazardous substance" or "hazardous waste" or a "regulated substance" or "recycled oil" or "used oil" under Hazardous Materials Laws.

         33.      Force Majeure:
                  -------------

                  In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder other than the payment of rent by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, condemnation, fire or other similar casualty, riots, insurrection, war, acts wholly beyond the control of Lessor or Lessee, including without limitation, acts of God, earthquakes, floods, tsunami, hurricanes, volcanic eruptions, lava flows, acts of government agencies or other reasons of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.

         34.      Relationship of Parties:
                  -----------------------

                  The relationship of the parties hereto is strictly that of lessor and lessee or landlord and tenant. No joint venture, partnership or other relationship between Lessor or Lessee is hereby created, intended or to be inferred.

         35.      Counterpart Execution:
                  ---------------------

                  This Lease may be executed in two (2) or more counterparts, all of which when taken together shall constitute one and the same instrument.

         36.      Recording/Title Insurance:
                  -------------------------

                  This Lease may be recorded in its entirety only with the consent of both Lessor and Lessee. However, upon request by either of them, Lessor and Lessee shall execute and record a short form of this Lease, stating the names of the parties, the Term, the description of the Premises, and the nature of the Extension Option. Lessor shall cooperate with Lessee in obtaining such title insurance as Lessee may require.

         [The remainder of this page is intentionally left blank. Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have executed this indenture to be effective as of the day and year first above written.



                                     LESSOR:

                                     HAWAII BREWERY DEVELOPMENT CO.,
                                     INC., a Hawaii corporation


                                     By:
                                        --------------------------------------
                                     Print Name:
                                                ------------------------------
                                     Print Title:
                                                 -----------------------------





                                     LESSEE:

                                     HAWAIIAN NATURAL WATER COMPANY,
                                     INC., a Hawaii corporation


                                     By:
                                        --------------------------------------
                                     Print Name:
                                                ------------------------------
                                     Print Title:
                                                 -----------------------------

STATE OF HAWAII                  )
                                 )      SS.
CITY AND COUNTY OF HONOLULU      )


                  On this _____ day of ________________________, 2001,
before me personally appeared _________________________________, to me personally known, who being by me duly sworn or affirmed, did say that he is the ________________ of HAWAII BREWERY DEVELOPMENT CO., INC., a Hawaii corporation, that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.


                                 ---------------------------------------------
                                 Notary Public, State of
                                                         ---------------------
                                 Name:
                                      ----------------------------------------
                                 My commission expires:
                                                       -----------------------





STATE OF HAWAII                  )
                                 )      SS.
CITY AND COUNTY OF HONOLULU      )


                  On this _____ day of ________________________, 2001,
before me personally appeared _________________________________, to me personally known, who being by me duly sworn or affirmed, did say that he is the ________________ of HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation, that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.


                                 ---------------------------------------------
                                 Notary Public, State of
                                                         ---------------------
                                 Name:
                                      ----------------------------------------
                                 My commission expires:
                                                       -----------------------

                                  EXHIBIT A


All of those certain parcels of land situate at Keaau, District of Puna, Island and County of Hawaii, State of Hawaii, described as follows:

LOTS A-31-B, area 2.385 acres, as shown on Map 22, and A-31-A-1, area 18.702 acres, as shown on Map 134,

filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 1053 (amended) of W. H. Shipman, Limited.

                                  EXHIBIT B

                                  EQUIPMENT

                  [Description to be attached or inserted].